Exhibit 99.1

QXO Investor Q&A

May 11, 2026

TopBuild Strategic Rationale and Value Creation............................................................................................................................................................	1
QXO’s Value Creation Plan..............................................................................................................................................................................................	4
Kodiak Profile...	6
Cross-selling Strategy.......................................................................................................................................................................................................	6
Private Label Strategy.......................................................................................................................................................................................................	7
Technology as a Driver of Value Creation........................................................................................................................................................................	7
Financial Model and Long-Term Growth Algorithm........................................................................................................................................................	9
Capital Structure and Allocation Strategy.........................................................................................................................................................................	10
M&A Strategy and Investment Discipline........................................................................................................................................................................	10
Beacon Update and the Roofing Customer Experience....................................................................................................................................................	11

TopBuild Strategic Rationale and Value Creation

1.	Q: Why are you buying TopBuild, and why now?

A: TopBuild is a category leader with a strong operating foundation and compelling upside. The business generates high margins with excellent operating discipline and has meaningful opportunities for improvement, particularly in areas where we can apply technology to drive returns. The deal is an important next step in establishing QXO’s unique position for value creation. Beacon brought us scale in roofing and waterproofing distribution, and Kodiak expanded our reach into lumber and general contractor channels. Now, TopBuild brings a best-in-class presence in the insulation space, with well-run installation and distribution operations, installer labor and crew management, scheduling expertise, strong on-time job completion record performance, and deep contractual relationships. The addition of TopBuild will strengthen QXO’s position across the value chain.

2.	Q: What is the central value creation logic for the deal? Is it similar to Beacon? Is it cost-cutting?

A: The core rationale for TopBuild is not cost-cutting, and it’s not the same as Beacon, which is primarily about driving efficiency and margin improvement in an underutilized asset. Most of Beacon’s upside will come from controllable execution, better procurement, tighter commercial guardrails, and targeted technology upgrades that improve sales and pricing discipline, inventory, and branch productivity. TopBuild starts from a stronger margin base with expert operators and talented management. The upside is more strategic and commercial—it’s driven by cross-selling, upselling, procurement efficiency, private label expansion, pricing strategy, and proximity to the customer, delivered on a larger combined platform. We can directly address key customer challenges of labor shortages, supply friction, and slow build cycles through an integrated mix of broad product distribution and on-site service, empowered by technology.

3.	Q: You’ve talked about the importance of gaining TopBuild’s job site access. Why is that?

A: One of the key attractions of TopBuild is their roughly 22,000 job site visits per day. This will give us valuable job site intelligence in real time. We can use that information to optimize inventory placement around the network, proactively cross-sell, increase wallet share, and align procurement.

4.	Q: What do you mean when you say the combined company will “own the job site”?

A: This doesn’t mean literally controlling the project. It’s about having a stronger presence at multiple decision points across the project landscape, with upstream visibility at an earlier stage. The job site is where it all comes together: it leverages our broad product/service relevance, enabling us to meet more of the customer’s needs and offer bundled solutions. It also translates into better fill rates, greater invoice accuracy, and a larger share of wallet. We want to be seen by customers as an integral partner who can solve their problems from start to finish. For large customers, this can even extend to collaborating with them to help formulate project bids.

5.	Q: What would be a mistake to standardize too quickly with TopBuild operations?

A: We don’t want to disrupt the customer service mechanisms, installer relationships, scheduling capabilities, and strong local execution. These are the things that make the model work. The right things to standardize include the systems and data layers: ERP, WMS, routing, CRM, HRIS, scheduling, procurement, and the broader operations.

6.	Q: Why is insulation installation strategically attractive for QXO?

A: Installation services generate strong return on capital while enhancing the value of the distribution network. Strategically, they put QXO on job sites every day. This direct, recurring presence improves our real-time understanding of customer needs. It shifts QXO from being solely a distributor to a more embedded operator with constructive commercial intelligence, stronger customer relationships, and a differentiated value proposition that includes bundled options.

7.	Q: Will TopBuild be run independently after you own it?

A: No, we intend to have one cohesive QXO team running one integrated North American network.

8.	Q: What are the largest synergy buckets?

A: The majority of the synergies are related to revenue and gross profit. TopBuild is already well-run; our priorities are to retain the bulk of the management and grow gross profit. The biggest synergy bucket is comprised of sales excellence, especially pricing discipline and cross-selling, followed by scaled procurement. This is not a headcount-reduction or cost-slashing strategy.

9.	Q: What are you seeing with labor costs in the insulation installation model?

A: There are three labor dynamics that represent opportunities for us. First, installer labor is largely compensated on a piece-rate basis, rather than through broad wage resets. Second, a strong focus on productivity is a win-win-win—installers earn more, customers receive better service, and we capture higher margins. Third, we expect labor inflation to continue across the industry over time, which should advantage scaled operators like QXO.

10.	Q: Why pursue this deal at a higher multiple than your prior acquisitions?

A: The TopBuild deal is not a standalone underwriting exercise. The higher multiple is justified by the transformative advantages of this combination, including critical mass in a new customer market and strong margins—both of which command a premium that we expect to sustain or expand over time. There’s also meaningful upside from operational synergies and further accretive M&A. On this basis, the deal is strategically compelling and financially accretive, particularly when viewed relative to our cost of capital.

11.	Q: How should investors read the market’s reaction to the TopBuild announcement?

A: We believe the share price performance should be considered in the context of broader market conditions and typical near-term trading activities, including merger arbitrage and short-selling. Our focus remains on executing our growth plan and delivering long-term value for shareholders.

12.	Q: What shareholder value can be created by the QXO–TopBuild combination that each company could not create on its own?

A: The combined platform can create more value by earning a greater share of project wallet with a broader product/service offering, and by becoming the provider of choice to customers with large-scale projects.

QXO’s Value Creation Plan

13.	Q: What level of annual organic growth is embedded in your model?

A: Our plan anticipates top-line growth in the mid- to high-single digits for the combined business across the cycle.

14.	Q: Where do the growth opportunities come from?

A: Growth comes from cross-selling, bundled offerings, improved service, enhanced digital tools, CRM capabilities, and more systematic use of customer data. We can sell across lumber, siding, decking, windows and doors, insulation, waterproofing, and roofing. A key aspect of our value proposition is our ability to maintain sticky relationships with both large builders and smaller local contractors by serving them more completely.

15.	Q: Are customers asking for a more consistent national service experience and a one-stop-shop offering?

A: Yes, the feedback has been very positive. Demand for one-stop-shopping is especially strong in the builder segment, where customers want fewer supplier relationships. We’ve received substantial inbound interest from regional builders who are actively asking what more QXO can provide and how quickly we can do it. They like the idea of sourcing more from one supplier as a way to move their jobs along and reduce errors. We talk to them about the specifics of a better service experience, including pre-kitted materials and more complete orders per delivery.

16.	Q: Why do you think procurement synergies are real? Does it come from cutting the supplier tail?

A: We’re definitely trimming the tail of small suppliers. It’s a big savings opportunity. In addition, we have meaningful supplier overlap of the larger core suppliers across Beacon, Kodiak, and TopBuild, including major manufacturers such as GAF, Saint-Gobain, Owens Corning, Carlisle, Johns Manville, and DuPont. Ultimately, synergies are about building relationships that work for all parties.

17.	Q: What does “flipping the supplier relationship” mean?

A: The term refers to becoming the customer that suppliers prioritize. We achieve this at QXO by offering suppliers a faster growth path, broader market access, better demand visibility, longer planning horizons, and strong digital channels to pull more product through. In return, we expect suppliers to lean in with their best cost, superior service, innovation, and differentiated solutions that help us create more value for our customers.

18.	Q: Are you trying to consolidate all your spend in each category to one supplier?

A: No, that would create too much dependence in concentrated categories. Our strategy is to shift share opportunistically among suppliers based on the quality of their performance and responsiveness, as well as price and terms. We prefer to keep strong relationships with major partners, although the allocations may fluctuate.

19.	Q: Are the benefits of route optimization fully achievable, given that installation and product delivery often require separate trips?

A: Insulation installation and delivery are separate processes. Optimization addresses the system as a whole—it’s not based on assuming everything can be combined into a single truck roll. The benefits will come from better job sequencing, fewer dead miles, geographic clustering of crews, improved dynamic routing, better synchronization between trucks, drivers, and crews, and reductions in wait-time and double-handling during distribution.

20.	Q: What will the physical network look like in the future?

A: Over time, we plan to set up large distribution center hubs where they make sense in tandem with an optimized branch network.

21.	Q: When does branch consolidation become actionable?

A: Once the tech stack, daily sales data, inventory data, and network visibility are in place, we can make informed decisions on local market greenfields and consolidations. One of the things we like about TopBuild is their demonstrated ability to manage these transitions effectively.

22.	Q: What proof points do you monitor internally to ensure the model is working?

A: We focus primarily on customer satisfaction, product availability, salesforce effectiveness, pricing discipline, procurement savings, invoice accuracy, tech rollout, on-time and in-full delivery, employee engagement, learning and development programs, and broader service efficiencies.

23.	Q: How long does the improvement process usually take?

A: With TopBuild, we expect to see meaningful progress within two years, which is a typical timeframe when we buy a sizable company. Strategic and structural changes are not overnight fixes. But we can make significant incremental improvements from the get-go, and they compound over time. Early conversations about potential enhancements to marketing, technology, and logistics are promising.

24.	Q: What are the bottlenecks preventing positive disruption in building products distribution today?

A: The biggest bottleneck is the lack of mission-critical technology and operating discipline in a fragmented market. We see a massive opportunity to change the economics as a scaled operator with logistics expertise and data insights.

Kodiak Profile

25.	Q: How does Kodiak’s revenue break down by product category, and how broad is its footprint?

A: Kodiak’s revenue in 2025 was about 21% traditional lumber, 18% doors and windows, 10% manufactured components, and 6% gypsum, with the balance in broader lumber/building materials and construction supplies. The footprint is heavily Sunbelt-oriented and spans 26 states.

Cross-selling Strategy

26.	Q: Why is cross-selling achievable for QXO, given how others have struggled with it?

A: In our business, the cross-sell opportunity depends primarily on customer overlap. With specialty trades like roofers, the opportunity is more limited due to what the customer needs, which is fairly narrow. With homebuilders and general contractors, the needs span many categories and the opportunity is significant. These customers want to save time and reduce friction. The concepts that resonate with them are simplification, accuracy, fewer suppliers, and bundled solutions. Our organized approach, aligned sales incentives, better data and targeted technology should make the cross-sell measurable and executable.

27.	Q: Looking at your combined platform, where is the most promising customer overlap?

A: The strongest overlap is between Kodiak and TopBuild, where there are the greatest number of direct opportunities to cross-sell our offering to builders and general contractors. We serve many general contractors in roofing as well.

28.	Q: What is a concrete example of cross-selling?

A: One example is a large data center build, where we can now offer envelope, roofing, waterproofing, and construction supplies in one package. Mega-projects showcase QXO’s unique ability to bundle high-ticket items, providing significant value to these customers. Another example is a homebuilder, where an initial project leads to a broader relationship that simplifies their sourcing of materials, supplies, and logistics.

29.	Q: What adjacencies make the most sense?

A: The cleanest adjacencies, where contractors already purchase across categories, include exterior or mid-tier products like siding, decking, insulation, doors and windows, and construction supplies, among others. There are also ample opportunities to gain profitable market share in roofing, waterproofing, and lumber. While we’re acquiring a meaningful share of the insulation market with TopBuild, we see opportunities to gain further share through cross-selling.

30.	Q: What is involved in making cross-selling work in practice?

A: Four elements need to align. First, incentives: behavior follows compensation, so the model must reward sales collaboration and other actions management wants to drive. Second, technology: investments in point-of-sale and CRM systems help sales teams in one line of business sell effectively across a broad portfolio. Third, training: a roofing and waterproofing salesperson, for example, must become familiar with insulation and lumber-related materials to effectively identify cross-selling opportunities and, when appropriate, hand them off to the right specialist. Lastly, approach: we must meet customers where they prefer to buy and introduce solutions that enhance their overall value proposition.

Private Label Strategy

31.	Q: How important is private label to your upside case?

A: Private label is more of a priority in categories related to roofing and complementary products than insulation at this time. We see the most immediate opportunities for private label in roofing accessories, waterproofing, underlayment, ridge caps, and other complementary categories.

32.	Q: How much margin uplift can private label create?

A: In the right categories, private label products can deliver materially higher gross margins—as much as 50% or more gross margin than branded alternatives—making them an important driver of margin expansion. Private label also strengthens supplier leverage and encourages repeat ordering. And, as our private label lines grow, it will enable us to pay higher commissions to our sales force.

33.	Q: How does QXO private label benefit customers?

A: Private label can mean that customers pay a lower cost for comparable quality and experience better availability, simplified buying, and faster turnaround.

Technology as a Driver of Value Creation

34.	Q: Why is technology such a central part of QXO’s thesis?

A: The building products distribution industry is under-digitized. Technology-enabled CRM, routing, ERP, warehouse systems, invoice accuracy, service metrics, and demand visibility can significantly improve procurement, labor productivity, cross-selling, customer retention, and other value-creation levers. These technology applications are the backbone of the operating model.

35.	Q: What stands out in your technology assessment of the industry?

A: The most striking takeaway is the pervasive underinvestment in technology across the industry. It shows up in three ways. First, core systems are often outdated or missing entirely—particularly in areas like warehouse management, inventory planning, transportation, and CRM. Second, there’s limited focus on the customer’s digital experience, which reduces stickiness and leaves upsell opportunities on the table. Third, technology teams are typically understaffed and over-oriented toward maintenance rather than transformation.

36.	Q: Is QXO equipped to integrate and run this many moving parts?

A: Definitely. Brad leads the integrations together with a deep bench of experienced executives across HR, finance, transportation, logistics, strategy, and operations. In addition, we believe in retaining strong leaders from each of the acquired businesses. Technology has a major role in our integration playbook—it resolves disconnections between operations and facilitates execution as one cohesive network with strong vertical leadership.

37.	Q: What tech has QXO implemented so far?

A: Recent implementations include:

•	Pricing tools (Pricefx)
•	Demand forecasting and inventory management systems (S&OP)
•	Consolidation of financial systems
•	Lead generation tools
•	AI negotiation capabilities
•	Asset management software
•	AI procurement agents
•	Cybersecurity enhancements
•	Internal communication platforms

38.	Q: What tech is being rolled out next?

A: We’ll roll out a fully integrated digital platform across the business in waves, with target completion dates of Q1 2027 for the Beacon operations and Q3 2027 for the rest. Components include:

•	Enterprise resource planning (ERP)
•	Point-of-sale (POS)
•	Warehouse management (WMS)
•	Transportation management (TMS)
•	Human resources management (HRIS)
•	Procure-to-Pay (P2P)
•	Last mile delivery

Additionally, we have initiatives underway for AI-enabled CRM, an advanced business intelligence platform (Looker), and a comprehensive e-commerce platform. The goal is a unified, highly efficient ecosystem that dramatically improves productivity, pricing, inventory, and the customer experience.

Financial Model and Long-Term Growth Algorithm

39.	Q: How do you summarize QXO’s growth algorithm?

A: We aim to reach $50 billion of revenue within the decade. Our strategy is to drive that growth through a mix of cross-selling and other share gains, pricing discipline, procurement efficiencies, private label expansion, routing improvements, and best-in-class execution, rather than being dependent primarily on macro tailwinds. Our business plan reflects annual topline growth in the mid- to high-single digits, and approximately $300 million of synergies from the TopBuild combination by 2030. Based on the two completed acquisitions to date and the anticipated TopBuild acquisition, the combined platform can generate approximately $4 billion of EBITDA organically by 2030, and, if you include tuck-in acquisitions funded from expected free cash flow, about $5.5 billion of EBITDA by 2030.

40.	Q: What drives gross margin improvement in the model?

A: Margin expansion comes from a combination of mix, pricing discipline, private label, supplier terms, technology, and customer stickiness. The key difference between our drivers and those of distribution in general is that we will be using technology at scale to amplify margin expansion—for example, by reducing stock shrink to improve inventory productivity and optimizing route density to improve transit efficiency.

41.	Q: What is the margin improvement opportunity for the combined company including Beacon, Kodiak, and TopBuild?

A: Over time, we think it’s realistic to achieve more than 200 basis points of aggregate margin improvement, alongside organic revenue growth in the mid-to-high single digits.

Capital Structure and Allocation Strategy

42.	Q: How were the recent acquisitions financed?

A: Financing for our latest deals came from four sources: $3 billion of Series C convertible preferred shares carrying 4.75% yield, issuance of common shares, committed financing from our bank partners, and cash on hand. We like the Series C investment led by Apollo and Temasek from both an economic and a strategic perspective, because it added strong, long-term partners.

43.	Q: What about share buybacks?

A: Buybacks are not a priority today. Our capital is better deployed for organic growth, margin expansion, technology development, and accretive M&A. However, we never take buybacks off the table.

M&A Strategy and Investment Discipline

44.	Q: Are you now in digestion mode, or can you still do more M&A?

A: Our primary organizational focus has shifted from M&A execution to integration, but that does not mean we are stepping away from M&A. We continue to evaluate attractive opportunities and will pursue exceptional transactions where we believe they are in the long-term interest of shareholders, including continuing TopBuild’s highly successful tuck-ins. In fact, the integration work underway today should strengthen our ability to create value from future M&A, as our expanded job-site presence creates a stronger platform for revenue synergies.

45.	Q: What are the core principles that guide your acquisitions?

A: We have two non-negotiable criteria. The deal must be strategically compelling, and it must be highly accretive financially. We prioritize deals where the combination can immediately increase earnings per share and provide substantial long-term value for customers and shareholders.

46.	Q: How disciplined will you remain on M&A valuation?

A: Extremely disciplined. We never knowingly do a dilutive deal or even a marginally accretive one. Brad and his teams have led over 500 acquisitions and have M&A down to a science. Value creation depends on first buying a target at an attractive spread relative to cost of capital, then continuously improving the business in sustainable ways post-close.

47.	Q: Does your deal with TopBuild raise the bar for future acquisitions because it fills such a meaningful strategic need?

A: We’ve always had a high bar. Beacon, Kodiak, and TopBuild each fit our strategy in different ways, and collectively they raise the hurdle for what comes next. We expect that future M&A deals will create additional product synergies, procurement leverage, and network effects in the right geographies for growth. With the platform we’ve already assembled, those benefits will come more readily.

48.	Q: Do you eventually intend to own manufacturing capabilities?

A: We’ll always be open-minded and rational when it comes to creating outsized shareholder value, but while vertical integration is a possibility, it’s not an immediate priority. For now, procurement leverage and selective private label can generate strong economics. Manufacturing has advantages, but it’s asset-intensive and can create supplier and customer conflicts. We would need to study it carefully.

Beacon Update and the Roofing Customer Experience

49.	Q: What progress has been made with the Beacon integration so far?

A: We’ve implemented a number of positive changes for the team and the operations, with many more to follow. The most significant to date include:

•	Reducing organizational layers from nine to four
•	Upgrading approximately 2,500 of 8,300 employees onboarded
•	Hiring for dedicated “hunter” sales roles
•	Launching a call center to contact prospective new customers and reactivate 25,000 dormant accounts
•	Centralizing procurement, moving from about 1,600 buyers to a more controlled structure
•	Improving pricing discipline by using data and dispersion analysis
•	Reconfiguring inventory management processes to increase in-stock levels of fast-moving items
•	Bringing selective transportation in-house to reduce cost and improve control
•	Introducing new employee training programs

50.	Q: Is the pricing opportunity at Beacon mainly manufacturer pass-through, or is it something more durable?

A: It’s more durable. Buying better and selling better on a market-neutral basis are distinct value creation levers, compared with routine manufacturer price increases that often flow passively through the system. The gateway is customer satisfaction.

51.	Q: What drives customer choice of suppliers in the roofing industry?

A: Based on extensive feedback, customers are willing to pay a modest premium (estimated at 2%–7%) for strong performance across the five factors they value most:

•	Product availability
•	Speed of quoting
•	Accuracy of invoicing
•	On-time and in-full delivery
•	Well-trained, quality sales and support people

52.	Q: How is QXO improving the roofing customer experience?

A: Our key initiatives related to roofing customer service include:

•	Reconfiguring inventory into A/B/C categories to improve availability
•	Reducing quote times with new pricing technology
•	Improving invoice accuracy toward best-in-class levels
•	Enhancing delivery performance with transportation management technology
•	Investing heavily in training and our service culture

53.	Q: If a contractor needed roof shingles today, what is broken in the industry, and what would QXO do differently?

A: The main barriers to availability in the industry are inventory visibility and inventory management, both of which impact procurement and service quality. Many distributors still operate with poor systems, weak data, and no real warehouse management capabilities, leading to bad forecasting, overstocks of slow-moving inventory, and understocks of in-demand SKUs. The fixes are better technology and centralized data for demand forecasting, trend analysis, and more disciplined operating processes.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets or goals, the expected timing of the closing of the proposed acquisition, the anticipated benefits of the proposed acquisition, including synergies, and expected future financial position, total addressable market, positions in building product verticals and results of operations, are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described herein include, among others: (i) the risk that the proposed acquisition of TopBuild may not be completed on the anticipated terms in a timely manner or at all; (ii) the failure to satisfy any of the conditions to the consummation of the proposed acquisition, including the risk that the required shareholder approvals may not be obtained; (iii) the effect of the pendency of the proposed acquisition on each of QXO’s and TopBuild’s business relationships with employees, customers, or suppliers, or on operating results or the businesses generally; (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the acquisition agreement for TopBuild, including circumstances that require the payment of a termination fee; (v) the possibility that the proposed acquisition may be more expensive to complete than anticipated, including as a result of unexpected factors or events, significant transaction costs or unknown liabilities; (vi) potential litigation and/or regulatory action relating to the proposed acquisition; (vii) the risk that the anticipated benefits of the proposed acquisition may not be fully realized or may take longer to realize than expected; (viii) the impacts of legislative, regulatory, economic, competitive or technological changes; (ix) QXO’s ability to finance the proposed acquisition; (x) unknown liabilities and uncertainties regarding general economic, market sector, competitive, legal, regulatory, tax and geopolitical conditions; and (xi) those risks and uncertainties set forth in QXO’s and TopBuild’s filings with the Securities and Exchange Commission (the “SEC”), including each company’s Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequent Quarterly Reports on Form 10-Q. Forward-looking statements should not be relied on as predictions of future events, and these statements are not guarantees of performance or results. Forward-looking statements herein speak only as of the date each statement is made. Neither QXO nor TopBuild undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

Important Information for Investors and Stockholders

In connection with the proposed acquisition, QXO expects to file a registration statement on Form S-4 with the SEC containing a preliminary prospectus of QXO that also constitutes a preliminary joint proxy statement of each of QXO and TopBuild. After the registration statement is declared effective, each of QXO and TopBuild will mail a definitive joint proxy statement/prospectus to stockholders of QXO and TopBuild, respectively. This communication is not a substitute for the joint proxy statement/prospectus or registration statement or for any other document that QXO or TopBuild may file with the SEC in connection with the proposed acquisition. INVESTORS AND SECURITY HOLDERS OF QXO AND TOPBUILD ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the joint proxy statement/prospectus (when available) and other documents filed with the SEC by QXO or TopBuild through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by QXO will be available free of charge on QXO’s website at https://investors.qxo.com and copies of the documents filed with the SEC by TopBuild will be available free of charge on TopBuild’s website at https://www.topbuild.com/investors. Additionally, copies may be obtained by contacting the investor relations department of QXO or TopBuild.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

QXO and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from QXO’s stockholders in connection with the proposed acquisition. Information regarding QXO’s directors and its executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation,” and “Director Compensation” contained in QXO’s definitive proxy statement on Schedule 14A for QXO’s 2026 annual meeting of stockholders, which was filed with the SEC on March 24, 2026. To the extent holdings of QXO’s securities by its directors or executive officers have changed since the applicable “as of” date described in its 2026 proxy statement, such changes will be reflected on Statements of Beneficial Ownership on Form 4 filed with the SEC.

TopBuild and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from TopBuild’s stockholders in connection with the proposed acquisition. Information regarding TopBuild’s directors and its executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Common Stock Ownership of Officers, Directors and Significant Shareholders,” “Compensation Committee Report,” and “Director Compensation” contained in TopBuild’s definitive proxy statement on Schedule 14A for TopBuild’s 2026 annual meeting of stockholders, which was filed with the SEC on March 17, 2026. To the extent holdings of TopBuild’s securities by its directors or executive officers have changed since the applicable “as of” date described in its 2026 proxy statement, such changes will be reflected on Statements of Beneficial Ownership on Form 4 filed with the SEC.

The information regarding the interests of such participants in the solicitation of proxies in respect of the proposed acquisition will be included in the registration statement and joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.